Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of April 1997
Distribution Date of May 20, 1997

Original Pool Amount                     $486,507,362.75

Beginning Pool Balance                   $403,347,664.99
Beginning Pool Factor                          0.8290680

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $11,306,172.75
  Interest Collected                       $3,462,847.15

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $750,115.55
Total Additional Deposits                    $750,115.55

Repos/Chargeoffs                           $1,257,545.15
Aggregate Number of Notes Charged Off                 82

Total Available Funds                     $15,519,135.45

Ending Pool Balance                      $390,783,947.09
Ending Pool Factor                             0.8032436

Servicing Fee                                $336,123.05

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (See Memo Item)       $10,126,851.56
  Target Percentage                                 2.50%
  Target Balance                           $9,769,598.68
  Minimum Balance                          $9,730,147.26
  (Release)/Deposit                         $(357,252.88)
  Ending Balance                           $9,769,598.68

Current Weighted Average APR:                     10.118%
Current Weighted Average Remaining Term (months):  43.19

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,237,752.46    1,736
    31-60 days                             587,374.87      432
    60+ days                               128,440.81       81

    Total                                2,953,568.14    1,740

  Balances: 60+ days                     3,925,656.43       81

Memo Item - Reserve Account
  Prior month                          $10,083,691.62
  + Invest. Income                          43,159.94
  - Transfer to Collections Account              0.00
Beginning Balance                      $10,126,851.56

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of April 1997

                                                                       NOTES                           CLASS B         CLASS C
                                       TOTAL          CLASS A-1        CLASS A-2         CLASS A-3     CERTIFICATES    CERTIFICATES
Original Pool Amount
 Distributions:                   $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages (1)                              100.00%            0.00%            0.00%           0.00%           0.00%
 Coupon                                                     5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $403,347,664.99
Ending Pool Balance               $390,783,947.09
Collected Principal                $11,306,172.75
Collected Interest                  $3,462,847.15
Charge-Offs                         $1,257,545.15
Liquidation Proceeds/Recoveries       $750,115.55
Servicing                             $336,123.05
Cash Transfer from Reserve Acct.            $0.00
  Total Collections Available
    for Debt Service               $15,183,012.40

Beginning Balance                 $403,347,664.99   $23,340,302.24  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                        $2,090,040.42      $106,781.88      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                       $2,090,040.42      $106,781.88      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                      $12,563,717.90   $12,563,717.90            $0.00            $0.00           $0.00           $0.00
Principal Paid                     $12,563,717.90   $12,563,717.90            $0.00            $0.00           $0.00           $0.00

Ending Balance                    $390,783,947.09   $10,776,584.34  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.1011885854     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions                $14,653,758.32   $12,670,499.78      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                      $529,254.08

Beginning Reserve Account Balance  $10,126,851.56   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       ($357,252.88)
Ending Reserve Account Balance      $9,769,598.68


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 93.5% thereafter until all the Notes have been paid in full. No principal distributions to Class
     A-2 until Class A-1 has been paid in full. No principal distributions to Class A-3 until Class A-2 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of April 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                          6                5                4                3                2               1
                       Nov 1996         Dec 1996         Jan 1997         Feb 1997         Mar 1997        Apr 1997

Beg. Pool Balance  $471,983,852.01  $462,375,764.00  $449,329,330.86  $436,095,079.95  $420,468,686.42  $403,347,664.99

A) Loss Trigger:
Principal of Contracts
  Charged off          $138,745.01      $969,247.14      $809,912.35      $878,067.63      $827,898.12    $1,257,545.15
Recoveries              $23,776.07       $88,657.60      $301,836.56      $440,053.06      $601,423.50      $750,115.55

Loss Trigger - Reserve Account Balance                  Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)      $2,657,227.12       Total Charged off (Months 1-6)                  $4,881,415.40
Total Recoveries (Months 3,2,1)       $1,791,592.11       Total Recoveries (Months 1-6)                    2,205,862.34
Net Loss/(Recoveries) for 3 Mos.        $865,635.01(a)    Net Loss/(Recoveries) for 6 Mos.                $2,675,553.06(c)

Total Balance (Months 5,4,3)      $1,347,800,174.81(b)    Total Balance (Months 1-6)                  $2,643,600,378.23(d)

Loss Ratio Annualized [(a/b)(12)]            0.7707%      Loss Ratio Annualized [(c/d)(12)]                      1.2145%

Trigger: Is Ratio> 1.5%                          No       Trigger: Is Ratio> 6.0%                                    No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                         $4,097,975.10    $4,214,874.91    $3,925,656.43
   As % of Beginning
     Pool Balance                                                            0.93970%         1.00242%         0.97327%
   Three Month Average                                                       0.81209%         0.86400%         0.97180%

Trigger:  Is Average> 2.0%                       No

C) Noteholders Percent Trigger:              2.0081%
   Ending Reserve Acct. Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer